                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                    FORM 8-K



                      REPORT UNDER SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                       Date of Report:  October 29, 1996


                           Commission File No. 0-4671



                               ISOMET CORPORATION


                      State of Incorporation:  New Jersey


                   IRS Employer Identification No. 22-1591074


                    Address of Principal Executive Offices:
                              5263 Port Royal Road
                          Springfield, Virginia 22151

                  Registrant's Telephone Number:  703-321-8301



            Common Shares Outstanding on March 31, 1996:  1,905,590



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceeding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past ninety (90) days.

                               X    Yes         No
                            -------     ______

                                    FORM 8-K



Item 1 -   CHANGES IN CONTROL OF REGISTRATION

           Not applicable.


Item 2 -   ACQUISITION OR DISPOSITION OF ASSETS

           Not applicable.


Item 3 -   BANKRUPTCY OR RECEIVERSHIP

           Not applicable.


Item 4 -  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


     The Board of Directors of Isomet Corporation (the "Corporation") has approved the selection of Aronson, Fetridge & Weigle to replace Pannell Kerr Forster PC as the Corporation's independent accountants effective as of October 23, 1996. Pannell Kerr Forster PC served as the Corporation's independent accountants for all fiscal years since 1991. Prior to 1991, from 1980, the Corporation's independent accountants were Pannell Kerr Forster, a partnership. This change in accountants will result in a significant decrease in the amount of annual audit fees paid by the Corporation.

     The reports from Pannell Kerr Forster PC on the consolidated financial statements of the Corporation for the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There have not been any disagreements between the Corporation and Pannell Kerr Forster PC on any matter of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure.

     In addition to the economic benefits, the Board of Directors' decision to engage Aronson, Fetridge & Weigle, is also influenced by the fact that Mr. Ed Burnell, who was, for a number of years, responsible for the audits done by Pannell Kerr Forster, a partnership, for the Corporation, is now with Aronson, Fetridge & Weigle and will provide continuity of reporting for the Corporation. The Corporation has not requested or obtained any advice from Aronson, Fetridge & Weigle concerning any material accounting, auditing or financial reporting issue regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Corporation's consolidated financial statements.

Item 5 -  OTHER EVENTS

          Not applicable.


Item 6 -  RESIGNATIONS OF REGISTRANT'S DIRECTORS

          Not applicable.


Item 7 -   FINANCIAL STATEMENTS AND EXHIBITS

           (c)  Exhibits
                (16) Letter on Change in Certifying Accountant


Item 8 -  CHANGE IN FISCAL YEAR

          Not applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



ISOMET CORPORATION


By: _______________________    Dated: __________________, 1996